Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors
Old Line Bancshares, Inc.
Bowie, Maryland

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 On Form S-8 To Registration Statement On Form S-4 (No. 333-184924) of our report dated March 20, 2013 relating to the consolidated financial statements of Old Line Bancshares, Inc. (the Company), which report appears in the Company's Form 10-K for the year ended December 31, 2012.

Baltimore, Maryland
May 20, 2013

101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
410-583-6990  FAX 410-583-7061
Website:  www.Rowles.com